Exhibit 99.1

Contact: Holly Schoenfeldt Marketing & Public Relations Manager 210.308.1268 hschoenfeldt@usfunds.com

For Immediate Release

U.S. Global Investors Reports Financial Results for the 2018 Fiscal Year

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SAN ANTONIO–September 6, 2018–U.S. Global Investors, Inc. (NASDAQ: GROW) (the “Company”), a boutique registered investment advisory firm with longstanding experience in global markets and specialized sectors, today reported net income of $647,000, or $0.04 per share, for the fiscal year ended June 30, 2018. In comparison, for the previous fiscal year, the Company recorded a net loss of $513,000 ($0.03 per share), representing an increase in net income of approximately $1.2 million. The increase is primarily due to income from equity method investments of $1.6 million. Assets under management (AUM) for fiscal year 2018 fell in comparison to the same period in 2017, leading to a decrease in operating revenue.

Cash and cash equivalents at fiscal year-end increased by $2.4 million from the prior fiscal year-end. A large component of the increase in cash during fiscal 2018 was due to net proceeds from investing activities, somewhat offset by dividends paid and repurchases of common stock.

Average AUM was $729 million versus $843 million in fiscal year 2017, a decrease of 13.5 percent. The decrease was primarily due to market depreciation and shareholder redemptions.

2018 Has Been Challenging for Metals, but that Could Change with Faster Inflation

“The price of gold was off more than 4 percent in the first six months of the year on a stronger U.S. dollar and massive short positions in precious metals by hedge funds,” explains Frank Holmes, Company CEO and chief investment officer. “Gold has had a very strong negative correlation to the dollar this year, meaning it’s moved in nearly the exact opposite direction as the strengthening greenback. However, taking into account the trade war’s potential harm on the U.S. and global economies, I believe the dollar could be near a peak, with the potential for even higher gold prices. The yellow metal was down two standard deviations over the past 60 trading days as of the end of the first half of 2018, so the math is in our favor for gold to revert to the mean.

“At this stage in the business cycle, investors should start considering the risk of inflation, which I believe is accelerating a lot faster than the Labor Department’s official annual rate,” Holmes continues. “Historically, gold has performed very well when consumer prices were rising faster than 3 percent. In many cases, we’re already seeing this rate or higher because of trade tariffs, wage inflation and higher fuel prices.

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“What’s more, we’re seeing a slowdown in the Global Manufacturing Purchasing Manager’s Index (PMI), which could portend a global recession by as early as next year. The price of copper, traditionally seen as a barometer of economic health, tumbled nearly 5 percent in June as President Donald Trump and economic advisor Larry Kudlow imposed heavy tariffs on China, the world’s second largest economy, and ramped up the rhetoric against international trade deals.

“Having said that, I’m very pleased with the performance of our Gold and Precious Metals Fund (USERX), which beat its benchmark, the FTSE Gold Mines Index, for the one-year, three-year, five-year and 10-year periods as of June 30, 2018. It also held an incredible five-star rating overall from Morningstar as of June 30 in the Equity Precious Metals category, based on risk-adjusted returns.

“Finally, I think it’s important that investors be aware that Vanguard, one of the largest fund companies in the world, will be changing the investment strategy of its flagship precious metals fund. Starting in September, its metals and mining position will be trimmed substantially, from 80 percent to only 25 percent, leaving many investors underexposed at a time when inflationary pressures are intensifying. We believe USERX, as well as our U.S. Global GO GOLD and Precious Metal Miners ETF (GOAU), are attractive ways to participate, should precious metals begin to rally. Our funds might charge more, but I believe it’s all about performance, and for the one, three, five and 10-year periods, USERX beat Vanguard’s fund.

“GOAU has also done very well in its first year,” Holmes continues. “It outperformed its gold equity peers, as its model suggested it would.”

Total AUM in GOAU was $12.1 million as of June 30, 2018, an increase of more than 400 percent from the same time in 2017, when total AUM was $2.4 million. The ETF was launched in June 2017.

Higher Fuel Costs Impacted JETS

The U.S. Global Jets ETF (JETS), launched in April 2015, held $92.5 million in total AUM as of June 30, down from $114.9 million a year ago, as Brent crude oil, the global benchmark, rose nearly 19 percent in the first six months of 2018. Fuel, airlines’ largest expense, is expected to account for 22.5 percent of global airlines’ operating costs in 2018, up from 19.8 percent last year, according to a June report by the International Air Transport Association (IATA).

JETS’ stock price began to lift in July, however, as oil prices sank below $75 per barrel on increased U.S. output. American producers pumped more than 11 million barrels per day (bpd) for the first time ever in July, and the Energy Information Administration (EIA) expects them to produce as much as 12 million bpd by late 2019. The additional output is anticipated to offset continued supply disruptions in OPEC member nation Venezuela, as well as in Iran, on which the U.S. re-imposed sanctions in early August.

Share Repurchase Program

U.S. Global Investors has continued purchasing its outstanding stock. For the quarter ended June 30, 2018, the Company purchased a total of 1,000 class A shares using cash of approximately $2,000. The share repurchase plan may be suspended or discontinued at any time.

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Continued Strong Balance Sheet

As of June 30, 2018, the Company had net working capital of approximately $15.3 million. With approximately $6.4 million in cash and cash equivalents and $15.3 million in securities recorded at fair value, which together comprise approximately 75 percent of total assets, the Company has adequate liquidity to meet its current obligations. In addition, the Company has had no long-term debt since 2004 and owns its headquarters building.

U.S. Global Continues GROW Dividends

The Company has continued to pay monthly dividends for more than 10 years. The Company paid $0.0025 per share per month in fiscal 2018 and fiscal 2017. A monthly dividend of $0.0025 has been authorized through September 2018, and will be reviewed by the Board quarterly.

Earnings Webcast Information

The Company has scheduled a webcast for 7:30 a.m. Central time on Friday, September 7, 2018, to discuss the Company’s key financial results for the year. Frank Holmes will be accompanied on the webcast by Lisa Callicotte, chief financial officer, and Holly Schoenfeldt, marketing and public relations manager. Click here to register for the earnings webcast or visit www.usfunds.com for more information.

Selected Financial Data (unaudited): (dollars in thousands, except per share data)

	2018	2017
Operating Revenues	$6,261	$6,763
Operating Expenses	8,549	7,636
Operating Loss	(2,288)	(873)

Total Other Income	3,174	346
Income (Loss) Before Income Taxes	886	(527)

Income Tax Expense	197	17
Net Income (Loss)	689	(544)
Less: Net Income (Loss) Attributable to Non-Controlling Interest	42	(31)
Net Income (Loss) Attributable to U.S. Global Investors, Inc.	$647	$(513)

Earnings (Loss) per share (basic and diluted)	$0.04	$(0.03)

Avg. common shares outstanding (basic)	15,158,067	15,212,008
Avg. common shares outstanding (diluted)	15,158,067	15,212,008

Avg. assets under management (millions)	$729	$843

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About U.S. Global Investors, Inc.

The story of U.S. Global Investors goes back more than 50 years when it began as an investment club. Today, U.S. Global Investors, Inc. (www.usfunds.com) is a registered investment adviser that focuses on niche markets around the world. Headquartered in San Antonio, Texas, the Company provides money management and other services to U.S. Global Investors Funds, U.S. Global ETFs and other international clients.

Forward-Looking Statements and Disclosure

This news release and other statements by U.S. Global Investors may include certain “forward-looking statements,” including statements relating to revenues, expenses and expectations regarding market conditions. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “opportunity,” “seeks,” “anticipates” or other comparable words. Such statements involve certain risks and uncertainties and should be read with corporate filings and other important information on the Company’s website, www.usfunds.com, or the Securities and Exchange Commission’s website at www.sec.gov.

These filings, such as the Company’s annual report and Form 10-Q, should be read in conjunction with the other cautionary statements that are included in this release. Future events could differ materially from those anticipated in such statements and there can be no assurance that such statements will prove accurate and actual results may vary. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Please consider carefully a fund’s investment objectives, risks, charges and expenses. For this and other important information regarding the U.S. Global Jets ETF (JETS) and U.S. Global GO GOLD and Precious Metal Miners ETF (GOAU), obtain a statutory and summary prospectus by visiting www.usglobaletfs.com. Read it carefully before investing.

Total Annualized Returns as of 6/30/2018:

Fund	One-Year	Three-Year	Five-Year	Ten-Year	Gross Expense Ratio
Gold and Precious Metals Fund	5.82%	12.18%	3.17%	-4.55%	1.86%
Vanguard Precious Metals and Mining Fund	-3.85%	5.03%	-0.42%	-9.14%	0.36%
FTSE Gold Mines Index	-0.22%	10.21%	0.89%	-6.57%	n/a

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Expense ratios as stated in the most recent prospectus. Performance data quoted above is historical. Past performance is no guarantee of future results. Results reflect the reinvestment of dividends and other earnings. For a portion of periods, the fund had expense limitations, without which returns would have been lower. Current performance may be higher or lower than the performance data quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Performance does not include the effect of any direct fees described in the fund’s prospectus which, if applicable, would lower your total returns. Performance quoted for periods of one year or less is cumulative and not annualized. Obtain performance data current to the most recent month-end at www.usfunds.com or 1-800-US-FUNDS.

Overall/67
3-Year/67
5-Year/64
10-Year/44

Morningstar ratings based on risk-adjusted return and number of funds
Category: Equity Precious Metals
Through: 6/30/2018

Morningstar Ratings are based on risk-adjusted return. The Morningstar Rating for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year Morningstar Rating metrics. Past performance does not guarantee future results. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)

For information regarding the investment objectives, strategies, liquidity, risks, expenses and fees of the Vanguard Precious Metals and Mining Fund, please refer to the prospectus for that fund.

Investment Objectives: The Gold Precious Metals Fund seeks capital appreciation while protecting against inflation and monetary instability. The fund also pursues current income as a secondary objective. The Vanguard Precious Metals and Mining Fund seeks to provide long-term capital appreciation.

Liquidity: The Gold and Precious Metals Fund and Vanguard Precious Metals and Mining Fund can be purchased or sold at a net asset value (NAV) determined at the end of each trading day.

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Safety/Fluctuations of principal/return: Loss of money is a risk of investing in the Gold and Precious Metals Fund and Vanguard Precious Metals and Mining Fund. Shares of these securities are subject to sudden fluctuations in value. Gold, precious metals and precious minerals funds may be susceptible to adverse economic, political or regulatory developments due to concentrating in a single theme. The prices of gold, precious metals, and precious minerals are subject to substantial price fluctuations over short periods of time and may be affected by unpredicted international monetary and political policies. The chance that world events—such as political upheaval, financial troubles, or natural disasters—will adversely affect the value of securities issued by companies in foreign countries or regions. Because the fund may invest a large portion of its assets in securities of companies located in any one country or region, its performance may be hurt disproportionately by the poor performance of its investments in that area. Country/regional risk is especially high in emerging markets. The chance that the value of a foreign investment, measured in U.S. dollars, will decrease because of unfavorable changes in currency exchange rates.

Tax features: The Gold and Precious Metals Fund and Vanguard Precious Metals and Mining Fund may make distributions that may be taxed as ordinary income or capital gains. Mutual funds are pass-through entities, so the shareholder is responsible for taxes due on distributions.

Information provided here is neither tax nor legal advice and is general in nature. Federal and state laws and regulations are subject to change.

The FTSE Gold Mines Index encompasses all gold mining companies that have a sustainable and attributable gold production of at least 300,000 ounces a year, and that derive 75% or more of their revenue from mined gold.

The Purchasing Managers' Index (PMI) is an indicator of economic health for manufacturing and service sectors. The purpose of the PMI is to provide information about current business conditions to company decision makers, analysts and purchasing managers.

Fund portfolios are actively managed, and holdings may change daily. Holdings are reported as of the most recent quarter-end. Holdings by region in the Gold and Precious Metals Fund as a percentage of net assets as of 6/30/2018: Vanguard Precious Metals and Mining Fund (0.00%).

Investing involves risk, including the possible loss of principal. Shares of any ETF are bought and sold at market price (not NAV), may trade at a discount or premium to NAV and are not individually redeemed from the fund. Brokerage commissions will reduce returns. Because GOAU concentrate its investments in specific industries, it may be subject to greater risks and fluctuations than a portfolio representing a broader range of industries. GOAU is non-diversified, meaning it may concentrate more of its assets in a smaller number of issuers than a diversified fund. The fund invests in foreign securities which involve greater volatility and political, economic and currency risks and differences in accounting methods. These risks are greater for investments in emerging markets. The fund may invest in the securities of smaller-capitalization companies, which may be more volatile than funds that invest in larger, more established companies. The performance of the fund may diverge from that of the index. Because GOAU may employ a representative sampling strategy and may also invest in securities that are not included in the index, it may experience tracking error to a greater extent than funds that seek to replicate an index. The fund is not actively managed and may be affected by a general decline in market segments related to their indexes. Airline Companies may be adversely affected by a downturn in economic conditions that can result in decreased demand for air travel and may also be significantly affected by changes in fuel prices, labor relations and insurance costs.

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GOAU and JETS are distributed by Quasar Distributors, LLC. U.S. Global Investors is the investment adviser to GOAU.

Under the equity method, the investment is initially recorded at cost, then the Company’s proportional share of the fund’s net income or loss, which primarily consists of realized and unrealized gains and losses on investments offset by fund expenses, is recognized in the Company’s earnings with a corresponding increase or decrease to the carrying value of the investment. Distributions received from the investee reduce the Company’s carrying value of the investment.